Exhibit 99.1

       Boyd Bros. Transportation Reports Year-End 2003 Results

    CLAYTON, Ala.--(BUSINESS WIRE)--Feb. 20, 2004--Boyd Bros. Transportation Inc. (NASDAQ/SmallCap: BOYD) today reported financial results for the fourth quarter and year ended December 31, 2003.
    For the fourth quarter ended December 31, 2003, the Company's operating revenues rose 7% to $32,474,777 from $30,445,720 in the year-earlier quarter. Pre-tax income for the fourth quarter was $349,455 compared with a pre-tax loss of $463,112 in the same period last year. Net income for the fourth quarter of 2003 was $128,229 or $0.04 per diluted share compared with a net loss of $339,960 or $0.13 per diluted share in the same quarter of 2002.
    For the year ended December 31, 2003, operating revenues rose 5% to $134,345,652 from $127,792,396 in 2002. Boyd Bros.' pre-tax income for 2003 was $712,538 compared with pre-tax income of $934,581 in 2002. Net income for 2003 totaled $356,470 or $0.12 per diluted share compared with net income of $474,432 or $0.17 per diluted share in 2002.
    The Company's higher operating revenues for the periods reported reflected increases within both its divisions - Boyd, which is structured primarily using company-owned drivers, and WTI, which operates primarily using owner-operators - resulting from higher fuel surcharges and freight revenue compared with year-earlier amounts. For the Company, operating revenues included total fuel surcharges of $1,111,991 and $711,938 in the fourth quarter of 2003 and 2002, respectively, and $4,726,209 and $1,538,028 in 2003 and 2002,
respectively. Revenue from the Company's logistics operations also increased to $2,156,220 and $9,570,777 for the fourth quarter and year ended December 31, 2003, respectively, from $1,748,289 and $7,086,595, respectively, in the comparable 2002 periods.
    In addition to higher operating revenues, the Company's return to profitability in the fourth quarter also reflected an improved operating ratio versus the year-earlier period. For the year, the Company's profitability operating ratio declined slightly.
    "We are pleased to see a turnaround in the Company's profits for the fourth quarter compared with the same period last year, even though overall earnings declined slightly during 2003," said Gail B. Cooper, President and Chief Executive Officer. "We believe the gradual improvement we have seen in economic and industry conditions during the past few quarters provides an encouraging outlook for business in the year ahead. Still, on the cost side, we remain cautious about the recent upturn in fuel prices and recognize that such a trend, if it continues, will no doubt exert added pressure on our profits going forward. Also, our success in overcoming other traditional industry challenges, such as controlling safety costs and recruiting and retaining skilled drivers, will no doubt have a bearing on our operations in the coming year."
    Boyd Bros. Transportation Inc. is one of the largest flatbed trucking companies in the United States. The Company provides transportation services to high-volume, time-sensitive customers, primarily in the steel and building materials industries, and operates throughout most of the continental United States. For more information about the Company, visit Boyd Bros. on the Internet at www.boydbros.com.
    With the exception of historical information, the matters discussed and statements made in this release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements with respect to expectations regarding the freight business and the economy and results in future quarters and for the year. Whenever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "anticipates," "may," "believes," "estimates," projects," "expects" and "intends" and words of similar import. Forward-looking statements contained in this release involve certain assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements. In particular, there can be no assurance that business conditions and the economy will improve, including the transportation and construction sectors in particular; that costs associated with increased insurance and claims costs, and liability claims for which the Company is self-insured will not have a material adverse affect on the Company; that the Company will be able to recruit and retain qualified drivers; that the Company will be able to control internal costs, particularly rising fuel costs that may or may not be passed on to the Company's customers; that departures and defaults by owner-operators will not have a material adverse affect on the Company; or that the cost of complying with governmental regulations that are applicable to the Company will not have a material adverse affect on the Company. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                    BOYD BROS. TRANSPORTATION INC.
              Unaudited Consolidated Statements of Income

                   Three Months Ended              Year Ended
                      December 31,                 December 31,
               -------------------------  ---------------------------
                   2003          2002         2003           2002
               -----------   -----------  ------------   ------------
Operating
  revenues     $32,474,777   $30,445,720  $134,345,652   $127,792,396
   Operating
    expenses    31,728,060    30,527,420   132,274,922    125,054,229
               -----------   -----------  ------------   ------------
Operating
  (loss) income    746,717       (81,700)    2,070,730      2,738,167
   Other expense  (397,262)     (381,412)   (1,358,192)    (1,803,586)
               -----------   -----------  ------------   ------------
Income (loss)
  before
  provision
  for income
  taxes            349,455      (463,122)     712,538         934,581
   Provision
    (benefit) for
    income taxes   221,226      (123,152)     356,068         460,149
               -----------   -----------  -----------    ------------
Net income
  (loss)       $   128,229   $  (339,960) $   356,470    $    474,432
               ===========   ===========  ===========    ============
Net income
  (loss) per
  share -
  basic        $      0.05   $     (0.13) $      0.13    $       0.18
               ===========   ===========  ===========    ============
Net income
  (loss) per
  share -
  diluted      $      0.04   $     (0.13) $      0.12    $       0.17
               ===========   ===========  ===========    ============
Weighted
  average
  shares
  outstanding:
  Basic          2,711,958     2,709,962    2,711,082       2,709,333
  Diluted        2,908,187     2,709,962    2,875,821       2,788,234


                    BOYD BROS. TRANSPORTATION INC.
                 Unaudited Consolidated Balance Sheets

                                                  December 31,
                                          ---------------------------
                                              2003           2002
                                          ------------   ------------
Current assets                            $ 17,227,104   $ 16,048,359
Property and equipment, net                 52,406,761     54,724,492
Other assets                                10,236,219     10,809,230
                                          ------------   ------------
  Total assets                            $ 79,870,084   $ 81,582,081
                                          ============   ============

Current liabilities                       $ 21,981,882   $ 24,599,093
Long-term debt                              19,385,035     19,135,870
Deferred income taxes                       12,415,398     12,122,259
Stockholders' equity                        26,087,769     25,724,859
                                          ------------   ------------
  Total liabilities and
    stockholders' equity                  $ 79,870,084   $ 81,582,081
                                          ============   ============

    CONTACT: Boyd Bros. Transportation Inc., Clayton
             Richard C. Bailey, 334-775-1221